UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

COLE OFFICE & INDUSTRIAL REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) hereby amends the Company’s Current Report on Form 8-K dated April 9, 2019 to provide the pro forma financial information required by Item 9.01 related to the sale of 18 industrial properties encompassing approximately 8.7 million gross rentable square feet of commercial space across 12 states to Industrial Logistics Properties Trust (the “Purchaser”). The sale closed (the “Closing”) on April 9, 2019 for total consideration of $624.7 million, including $567.7 million in cash and the assumption by the Purchaser of a $57.0 million loan on a property in Ruskin, Florida (the “Ruskin Site Loan”).
The accompanying unaudited pro forma consolidated balance sheet of the Company as of December 31, 2018 is presented as if the Closing had occurred on December 31, 2018. The accompanying unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2018 is presented as if the Closing had occurred on January 1, 2018.
The accompanying unaudited pro forma consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of operations of the Company as of and for the periods indicated; however, the accompanying unaudited pro forma consolidated financial statements are not intended to be indicative of the financial position or results of operations that would have actually occurred nor do they purport to represent the financial position or results of operations for future periods. The retrospectively adjusted financial position and results of operations for the indicated periods when reported in the post-sale periodic reports may differ from the pro forma financial statements presented herein. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes accompanying the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The unaudited pro forma consolidated statement of operations does not include the impact of any strategies that management may have considered in order to efficiently manage the Company's operations had the sale occurred on January 1, 2018. Pro forma adjustments have not been made in the accompanying pro forma consolidated statement of operations of the Company for the estimated gain on disposition resulting from the sale, for any reimbursements or payments resulting from the sale, or for the use of proceeds resulting from the sale.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information
Pro Forma Consolidated Balance Sheet as of December 31, 2018 (Unaudited)	3
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2018 (Unaudited)	4
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	5

(c) Shell Company Transactions
None

(d) Exhibits
None

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share amounts) (Unaudited)

The following Pro Forma Consolidated Balance Sheet (Unaudited) is presented as if the Closing had occurred on December 31, 2018.
This Pro Forma Consolidated Balance Sheet (Unaudited) as of December 31, 2018 should be read in conjunction with the Company’s historical financial statements and notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2019. This Pro Forma Consolidated Balance Sheet (Unaudited) is not necessarily indicative of what the actual financial position would have been had the Closing occurred on December 31, 2018, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance Sheet (Unaudited) only includes the impact of the Closing, which is considered to be a significant property disposition pursuant to SEC Rule 3-14 of Regulation S-X.

	December 31, 2018	Pro Forma		December 31, 2018
	As Reported	Adjustments		Pro Forma
	(a)	(b)
ASSETS
Real estate assets:
Land	$103,418	$(49,429)		$53,989
Buildings and improvements	1,006,222	(452,630)		553,592
Intangible lease assets	124,964	(49,805)		75,159
Total real estate assets, at costs	1,234,604	(551,864)		682,740
Less: accumulated depreciation and amortization	(138,566)	59,596		(78,970)
Total real estate assets, net	1,096,038	(492,268)		603,770
Cash and cash equivalents	4,231	383,983	(c)	388,214
Restricted Cash	1,631	(130)		1,501
Rents and tenant receivables	27,131	(12,355)		14,776
Derivative assets, prepaid expenses and other assets	3,537	(354)		3,183
Deferred costs, net	412	—		412
Total assets	$1,132,980	$(121,124)		$1,011,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Credit facility and notes payable, net	$603,891	$(233,980)	(d)	$369,911
Accounts payable and accrued expenses	7,361	(4,023)		3,338
Due to affiliates	1,433	(160)		1,273
Intangible lease liabilities, net	21,470	(1,040)		20,430
Distributions payable	3,588	—		3,588
Deferred rental income and other liabilities	5,000	(2,218)		2,782
Total liabilities	642,743	(241,421)		401,322
Commitments and contingencies
Redeemable common stock	27,624	—		27,624
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—		—
Class A common stock, $0.01 par value; 245,000,000 shares authorized, 64,838,403 and 64,884,543 shares issued and outstanding as of December 31, 2018 and December 31, 2017 respectively	648	—		648
Class T common stock, $0.01 par value; 245,000,000 shares authorized, 2,548,436 and 2,515,860 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	25	—		25
Capital in excess of par value	583,304	—		583,304
Accumulated distributions in excess of earnings	(124,308)	120,580	(e)	(3,728)
Accumulated other comprehensive income	2,944	(283)	(f)	2,661
Total stockholders’ equity	462,613	120,297		582,910
Total liabilities, redeemable common stock and stockholders’ equity	$1,132,980	$(121,124)		$1,011,856
See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts) (Unaudited)

The following Pro Forma Consolidated Statement of Operations (Unaudited) is presented as if the Closing had occurred on January 1, 2018.
This Pro Forma Consolidated Statement of Operations (Unaudited) should be read in conjunction with the Company’s historical financial statements and notes thereto for the year ended December 31, 2018, as presented in its Annual Report on Form 10-K, filed with the SEC on March 25, 2019. This Pro Forma Consolidated Statement of Operations (Unaudited) is not necessarily indicative of what actual results of operations would have been had the Closing occurred on January 1, 2018, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations (Unaudited) only includes the impact of the Closing, which is considered to be a significant property disposition pursuant to SEC Rule 3-14 of Regulation S-X.

	Year Ended December 31, 2018 As Reported	Pro Forma Adjustments		Year Ended December 31, 2018 Pro Forma
	(a)	(b)
Revenues:
Rental income	$93,785	$(39,887)		$53,898
Tenant reimbursement income	12,827	(7,971)		4,856
Total revenues	106,612	(47,858)		58,754
Operating expenses:
General and administrative	4,730	(822)	(g)	3,908
Property operating	6,572	(1,549)		5,023
Real estate tax	8,528	(6,445)		2,083
Advisory fees and expenses	10,547	(4,336)	(h)	6,211
Transaction-related	164	(164)	(i)	—
Depreciation and amortization	38,559	(16,327)		22,232
Total operating expenses	69,100	(29,643)		39,457
Operating income	37,512	(18,215)		19,297
Other expense:
Interest expense and other, net	(24,259)	10,105	(j)	(14,154)
Net income (loss)	$13,253	$(8,110)	(k)	$5,143

Class A Common Stock
Net income (loss)	$12,947	$(7,805)	(l)	$5,142
Basic and diluted weighted average number of common shares outstanding	64,885,809	—		64,885,809
Basic and diluted net income (loss) per common share	$0.20	$(0.12)		$0.08

Class T Common Stock
Net income (loss)	$306	$(305)	(l)	$1
Basic and diluted weighted average number of common shares outstanding	2,537,693	—		2,537,693
Basic and diluted net income (loss) per common share	$0.12	$(0.12)		$—
See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Notes to Pro Forma Consolidated Financial Statements (Unaudited)
(a)    Represents the Company’s historical consolidated financial position as of December 31, 2018 and the Company’s historical consolidated results of operations for the year ended December 31, 2018, as reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019.
(b)    Represents the Company’s property-level historical financial position related to the properties involved in the Closing as of December 31, 2018 and the Company’s property-level historical results of operations related to the properties involved in the Closing for the year ended December 31, 2018, except the pro forma adjustments described below that are a direct result of the transaction.
Pro Forma Consolidated Balance Sheets (Unaudited)
(c)    Cash and cash equivalents — Reflects net cash consideration received at the Closing, and amounts received from the early termination of an interest rate swap agreement on one property in Petersburg, Virginia (the “Swap Breakage”), less: the repayment of certain mortgage notes due to the disposition of the underlying properties (including all mortgage notes under the loan pool with Everbank (the “Everbank Loan Pool”), and repayment of the unsecured revolving loan balance as of December 31, 2018 (the “Revolving Loans Repayment”).
(d)    Credit facility and notes payable — Reflects the assumption by the Purchaser of the Ruskin Site Loan, the repayment of the Everbank Loan Pool and the Revolving Loans Repayment.
(e)    Accumulated distributions in excess of earnings — Reflects the estimated gain resulting from the Closing including estimated transaction costs, net of the assumption by the Purchaser of the Ruskin Site Loan.
(f)    Accumulated other comprehensive income — Reflects the estimated gain resulting from the Swap Breakage due to the disposition of the underlying property.
Pro Forma Consolidated Statement of Operations (Unaudited)
(g)    General and administrative expenses — Reflects general and administrative expenses incurred related to the properties involved in the Closing, including advisor reimbursements of certain operating expenses that have been prorated based on average invested assets as if the Closing had occurred on January 1, 2018, as well as additional adjustments due to a smaller real estate portfolio.
(h)    Advisory fees and expenses — Reflects advisory fees related to the properties involved in the Closing, as well as advisor reimbursements of certain property management costs that have been prorated based on average invested assets as if the Closing had occurred on January 1, 2018.
(i)    Transaction-related expenses — Reflects advisor reimbursements of certain operating expenses incurred in connection with the Closing.
(j)    Interest expense and other, net — Represents reduced interest expense as a result of the Revolving Loans Repayment, the assumption by the Purchaser of the Ruskin Site Loan, the repayment of the Everbank Loan Pool, and certain adjustments for derivative instruments related to the properties involved in the Closing. See Note 7 — Credit Facility and Notes Payable to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for certain terms of the Company’s debt outstanding.
(k)    Net income (loss) — Does not consider the potential impact of a future income tax provision that may be incurred if the capital gain recognized for United States income tax purposes as a result of the Closing is not distributed to stockholders. Management intends to use proceeds from the Closing to, among other things, acquire additional high-quality net-lease properties, which may limit the proceeds available to distribute capital gains. As of the Closing date, management has not identified specific properties to acquire and can give no assurance that proceeds from the Closing will be deployed into future acquisitions at all. Management cannot reasonably determine if an income tax provision will be recorded in a future period at this time. If recorded, any such provision would be recorded in our statement of operations, in the period such determination is made.
(l)    The Company has two classes of common stock. Accordingly, the Company utilizes the two-class method to determine its earnings per share, which results in different earnings per share for each of the classes. Under the two-class method, earnings per share of each class of common stock are computed by dividing the sum of the distributed earnings to common stockholders and undistributed earnings allocated to common stockholders by the weighted average number of shares for each class of common stock for the respective period. The distributed earnings to Class T stockholders represents distributions declared less

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

the distribution and stockholder servicing fees paid with respect to Class T shares sold in the primary portion of the Company’s initial public offering of common stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2019	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer